UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On April 18, 2018, Rigel Pharmaceuticals, Inc. filed a preliminary prospectus supplement with the U.S. Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b)(5), or the Prospectus Supplement, in which it disclosed that, although it has not finalized its financial statements for the quarter ended March 31, 2018, it expects to report that it had approximately $94.3 million of cash, cash equivalents and short-term investments as of March 31, 2018. We have not yet completed our quarter-end financial close process for the quarter ended March 31, 2018. This estimate of our cash, cash equivalents and short-term investments as of March 31, 2018 is preliminary, has not been audited and is subject to change upon completion of our financial statement closing procedures and the audit of our financial statements. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of March 31, 2018.

Forward-Looking Statements

This Item 2.02 of this report contains forward-looking statements, including, without limitation, statements relating to our cash position as of March 31, 2018. These forward-looking statements are based upon our current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of our financial statement closing procedures and the review by our independent registered public accounting firm of such financial statements, and other risks detailed in our filings with the U.S. Securities and Exchange Commission, or the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We do not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

The information in Item 2.02 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein shall not be incorporated by reference into any filing with the SEC made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On April 19, 2018, we entered into an underwriting agreement, or the Underwriting Agreement, with Jefferies LLC and Piper Jaffray & Co., as the representatives of the several underwriters named therein, collectively, the Underwriters, relating to the public offering, issuance and sale of 16,000,000 shares of our common stock, par value $0.001 per share, or the Common Stock. The price to the public in this offering is $3.90 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $3.666 per share. Under the terms of the Underwriting Agreement, we also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 2,400,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on April 24, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The offering is being made pursuant to our effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-223564) previously filed with the SEC and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Additionally, the Company is supplementing and updating certain aspects of the description of its business from that described under the heading, “Item 1. Business” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 6, 2018. The updated Company disclosure is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated as of April 19, 2018, by and among Rigel Pharmaceuticals, Inc. and Jefferies LLC and Piper Jaffray & Co.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1).
99.1	Updated Company Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2018		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary